Exhibit 8

Tsakos Energy Navigation Limited Subsidiaries

As of 23 March, 2023

Company*	Country of Incorporation	Vessel
Ergo Glory S.A.	Panama	Andes
Sea Serenity Shipping Corporation	Liberia	Eurochampion 2004
Stardust Shiptrade Inc.	Marshall Islands	Euronike
Activity Excellence S.A.***	Panama	Archangel
Worldwide Overseas S.A.***	Panama	Alaska
Victory Faith S.A.	Panama	Andromeda
Victory Spirit S.A.	Panama	Aegeas
Victory Mare S.A.	Panama	Izumo Princess
Universal Reserve S.A.***	Panama	Sakura Princess
Sea Countess S.A.	Panama	Maria Princess
Global Triumph S.A.	Panama	Nippon Princess
Fairsea Enterprises S.A.	Panama	Ise Princess
Freeport Champion S.A.	Panama	Asahi Princess
Prosperity Faith S.A.	Panama	Sapporo Princess
Prosperity Success S.A.	Panama	Uraga Princess
Mercury Emerald S.A.***	Panama	Arctic
Powerful Shipping S.A.***	Panama	Antarctic
Sea Optima S.A.	Panama	Neo Energy
Triton Success S.A.	Panama	Promitheas
Triton Triumph S.A.	Panama	Propontis
Byzantion Marine Company Ltd**	Marshall Islands	Byzantion
Bosporos Marine Company Ltd**	Marshall Islands	Bosporos
Bayswater Trading Co. Ltd.	Liberia	Selecao
Kerry Trading Company Limited	Liberia	Socrates
Marine Velvet S.A.	Panama	Spyros K
Medway Sea S.A.	Panama	Dimitris P
Sayers Shipping Corp.	Liberia	World Harmony
Maynard Shipping Corp.	Liberia	Chantal
Selini Marine Company Ltd**	Liberia	Selini
Salamina Marine Company Ltd**	Liberia	Salamina
Rio 2016 Special Maritime Enterprise	Greece	Rio 2016
Pearsall Shipping Corporation	Liberia	—
Brasil 2014 Special Maritime Enterprise	Greece	Brasil 2014
Angleton Shipping Corporation	Liberia	—
Prescott Maritime Limited	Marshall Islands	Eurovision
Jelika Shipping Inc.	Marshall Islands	Euro
Delmer Marine Corp.	Marshall Islands	Decathlon
Larina Navigation Co.	Marshall Islands	Pentathlon
Canyon Trading Corporation	Liberia	Maria Energy
Mare Success S.A.****	Panama	49% owned by Flopec
Alcea Shipping S.A.	Liberia	S 7003
Apoplous Shipping Inc.	Marshall Islands	Elias Tsakos
Leega Shiptrade Company	Marshall Islands	Thomas Zafiras
Sentra Shipping Company	Marshall Islands	Leontios H
Soft Shipmanagement Ltd	Marshall Islands	Parthenon TS
Twitt Navigation Limited	Marshall Islands	Sola TS
Barsley Maritime S.A.	Marshall Islands	Marathon TS
Cierzo Marine Ltd.	Marshall Islands	Oslo TS
Daucina Navigation S.A.	Marshall Islands	Stavanger TS
Etesian Shiptrade S.A.	Marshall Islands	Bergen TS
Chiara Shiptrade Co.	Marshall Islands	Sunray
Tauris Shipping Inc.	Marshall Islands	Sunrise
Watercraft Limited	Malta	Lisboa
Callidora Shiptrade S.A.	Marshall Islands	Ulysses
Octavia Navigation Inc.	Marshall Islands	Hercules I
Hermes Shipping Company Ltd	Marshall Islands	Caribbean Voyager
Prosalt Navigation S.A.	Marshall Islands	Mediterranean Voyager
Poseidon Shipping Company Ltd	Marshall Islands	Apollo Voyager
Zeus Shipping Company Ltd	Marshall Islands	Artemis Voyager
Briety Shipping Inc.***	Marshall Islands	Tenergy
Ostria Maritime Limited	Malta	Porto
Arionas Marine S.A.	Marshall Islands	HN5081
Simel Navigation Co.	Marshall Islands	HN5083
Aquila Maritime Ltd	Liberia	Dias I
Gudne Marine Corp.	Marshall Islands	HN5082
Torvi Marine Corp.	Marshall Islands	HN5084
Scout Shiptrade Ltd	Marshall Islands	HN3431
Adrian Maritime Inc.	Marshall Islands	HN2654
History Maritime Corp.	Marshall Islands	HN2655
Argon Shipping Co.	Liberia
Pegasus Mare Inc.	Liberia
Iris Marine Corp.	Marshall Islands	HN3432
Iridanos Marine Co. Ltd.	Marshall Islands
Shyris Shipping Company S.A.*****	Marshall Islands
Spondi Maritime Ltd	Malta
SPONDI MARITIME LIMITED******	Greece

*	Unless otherwise indicated, each Company is a wholly-owned subsidiary
**	Owned 100% by Mare Success S.A.
***	Sale and leaseback arrangement sold and chartered back on a bare-boat
****	51% owned by Tsakos Energy Navigation Ltd.
*****	Incorporated for the purpose of issuing preferred shares
******	Owned by Spondi Maritime Ltd